EXHIBIT 5.1, Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

[letterhead of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.]

October 8, 2002

Palatin Technologies, Inc.
4C Cedarbrook Drive
Cranbury, New Jersey 08512

Ladies and gentlemen:

We have acted as counsel for Palatin Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2002 under the Securities Act of 1933, as amended (the “Act”), for registration under the Act of the following shares of the Company’s $.01 par value common stock:

1. 2,640,160 shares of common stock, par value $.01 per share (the “Common Stock”), sold in a private placement in June and July 2002 to certain of the selling stockholders named in the Registration Statement.

2. Up to 528,031 shares of Common Stock issuable upon exercise of the Company’s Common Stock Warrants (“Private Placement Warrants”) issued to certain of the Selling Stockholders in conjunction with their purchase of Common Stock in the private placement described in paragraph 1 above.

3. Up to 212,514 shares of Common Stock issuable upon exercise of the Company’s Common Stock Warrants (“Placement Agent Warrants”) issued to certain of the Selling Stockholders as partial compensation for their services as placement agents in the private placement described in paragraph 1 above.

4. Up to 15,000 shares which Albert Fried, Jr. has the right to purchase under warrants which expire on April 30, 2007 (the "Fried Warrants").

5. Up to 55,000 shares which partners of Cedar Brook II Corporate Center, L.P. have the right to purchase under warrants which expire on April 6, 2006 and December 17, 2002 (the "Cedar Brook Warrants").

As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that in our opinion:

1. The 2,640,160 shares of Common Stock issued to certain selling stockholders were duly authorized and validly issued by the Company, and are fully paid and non-assessable.

2. Up to 528,031 shares of Common Stock issuable upon exercise of Private Placement Warrants, if and when paid for and issued upon exercise of Private Placement Warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

Palatin Technologies, Inc.
October 8, 2002

3. Up to 212,514 shares of Common Stock issuable upon exercise of Placement Agent Warrants, if and when paid for and issued upon exercise of Placement Agent Warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

4. Up to 15,000 shares issuable upon exercise of the Fried Warrants, if and when paid for and issued upon exercise of the Fried Warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

5. Up to 55,000 shares issuable upon exercise of the Cedar Brook Warrants, if and when paid for and issued upon exercise of the Cedar Brook Warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

We are members of the Bar of the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. Reference is made to the section of the Registration Statement entitled “Legal Matters” for a description of ownership of the Company’s securities by a member of this firm.

Very truly yours,

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.